EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Webster Financial Corporation:

We consent to incorporation by reference of our report dated January 28, 2000, which report appears in the December 31, 1999 annual report on Form 10-K of Webster Financial Corporation, incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Webster Financial Corporation on Form S-4 on Form S-8 (File No. 333-33228) pertaining to the Mechanics Savings Bank 1996 Officer Stock Option Plan and the Mechanics Savings Bank 1996 Directors Stock Option Plan.




/s/ KPMG

Hartford, Connecticut
July 25, 2000